SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2009

GRAYMARK HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-34171	20-0180812
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Park Avenue, Suite 1350 Oklahoma City, Oklahoma 73102	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 601-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 14, 2009, we mistakenly announced that Dr. Dianne Gasbarra was to replace Dr. Maroun Tawk as the Medial Director of Graymark Healthcare’s Oklahoma Heart Hospital/Nocturna state-of-the-art sleep diagnostic center located in Edmond, Oklahoma. Dr. Gasbarra did not accept the Medical Director position as anticipated and Dr. Tawk continues in that role.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYMARK HEALTHCARE, INC.
(Registrant)

By:	/S/ STANTON NELSON
Stanton Nelson, Chief Executive Officer

Date: January 5, 2010